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                                                                 Exhibit (h)(13)


                      SCHEDULE A TO AMENDED AND RESTATED
                          CO-ADMINISTRATION AGREEMENT

                              LIST OF PORTFOLIOS
                              ------------------


Non-International Portfolios:
-----------------------------

Government Select Portfolio
Government Portfolio
Diversified Assets Portfolio
Tax-Exempt Portfolio
Municipal Portfolio
U.S. Government Securities Portfolio
Short-Intermediate Bond Portfolio
U.S. Treasury Index Portfolio
Core Bond Portfolio
Bond Portfolio
Intermediate Bond Portfolio
Balanced Portfolio
Equity Index Portfolio
Diversified Growth Portfolio
Focused Growth Portfolio
Small Company Index Portfolio
Small Company Growth Portfolio
Mid Cap Growth Portfolio
Blue Chip 20 (formerly known as MarketPower Portfolio)
Liquid Asset Portfolio

International Portfolios:
-------------------------

International Bond Portfolio
International Equity Index Portfolio
International Growth Portfolio